EXHIBIT 3.2

                                      BYLAWS
                                        OF
                                OSHKOSH B'GOSH, INC.

                                APPROVALS/AMENDMENTS


11/04/85       First Approval of Amended and Restated Bylaws

02/03/86       Final Approval of Amended and Restated Bylaws

05/08/87       New Section 49 Adopted - (Indemnification)

02/01/88       Amended Section 11 - (Increase in Number of Directors)

02/01/90       Repealed old Sections 23-34 and created new Sections 23.01-23.16

08/03/90       Amended Section 41 [formerly Section 30]

05/03/91       Amended Section 15 to create Sections 15.01 - 15.06

07/01/91       Amended Sections 23.01, 23.05, 23.07 and 23.09

05/01/92       Amended Sections 23.05, 23.07, 23.08 and 23.10

02/20/95       Amended Section 15.03

                                                BYLAWS
                                                  OF
                                         OSHKOSH B'GOSH, INC.





                                   STATED TO INCLUDE ALL AMENDMENTS

                                   ADOPTED THROUGH FEBRUARY 20, 1995




































            QB1\225399.1

                            TABLE OF CONTENTS

                                                                         Page

                                  OFFICES                                  1

                                   SEAL                                    1

                           STOCKHOLDERS' MEETING                           1

            Place of Meeting                                                1
            Annual Meeting                                                  1
            Notice of Annual Meeting                                        1
            Quorum                                                          2
            Voting of Shares                                                2
            Special Meetings                                                2
            Notice of Special Meeting                                       3

                                  DIRECTORS                                 3

            General Powers                                                  3
            Number                                                          3
            Office                                                          3
            Vacancies                                                       3
            Removal                                                         4

                                 COMMITTEES                                 4

            Executive Committee                                             4
            Audit Committee                                                 4
            Nominating Committee                                            5
            Retirement Plan Committee                                       6
            Compensation Committee                                          6
            Other Committees                                                6

                          COMPENSATION OF DIRECTORS                         6

                            MEETINGS OF DIRECTORS                           7

            Annual Meeting                                                  7
            Regular Meetings                                                7
            Special Meetings                                                7
            Quorum                                                          7
            Action By Written Consent of Directors                          8
            Participation By Conference Telephone                           8

                                  OFFICERS                                  8

            Number                                                          8
            Election and Term of Office                                     8
            Removal                                                         8
            Vacancies                                                       9
            Chairman of the Board                                           9
            Vice-Chairman of the Board                                      9
            President                                                       9
            Executive Vice President                                        9
            The Vice Presidents                                            10
            Shared Functions                                               10
            The Secretary                                                  10
            The Treasurer                                                  10
            Assistant Secretaries and Assistant Treasurers                 11
            Other Assistants and Acting Officers                           11
            Additional Officers                                            11
            Salaries                                                       11

                  CERTIFICATES OF STOCK AND THEIR TRANSFER                 11

            Certificates                                                   11
            Facsimile Signatures                                           12
            Transfers of Stock                                             12

                          CLOSING OF TRANSFER BOOKS                        12

            In General                                                     12
            List of Stockholders Available for Inspection                  13

                           REGISTERED STOCKHOLDERS                         13

                              LOST CERTIFICATES                            13

                                   CHECKS                                  14

                                 FISCAL YEAR                               14

                                  DIVIDENDS                                14

                         DIRECTORS' ANNUAL STATEMENT                       14

                                   NOTICES                                 14

            Notice                                                         14
            Waiver of Notice                                               15

                                 AMENDMENTS                                15

                  INDEMNIFICATION OF OFFICERS AND DIRECTORS                15

            Mandatory Indemnification                                      15
            Right to Indemnification: How Determined                       18
            Termination of an Action is Nonconclusive                      21
            Advance Payment                                                21
            Partial Indemnification: Interest                              21
            Nonexclusivity of Section 49                                   22
            Insurance                                                      23
            Witness Expenses                                               23
            Contribution                                                   23
            Severability                                                   24
            Amendment                                                      24

                                       BYLAWS

                                         OF

                                 OSHKOSH B'GOSH, INC.


                                       OFFICES

              1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is the Corporation Trust Company.

               The corporation may also have an office in the City of Oshkosh, State of Wisconsin, and also offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                                           SEAL

               2. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



                                   STOCKHOLDERS' MEETINGS

               3. Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in duly executed waiver of notice thereof.

               4. Annual Meeting. Annual meetings of stockholders shall be held on the first Friday of May if not a legal holiday, and if a legal holiday, then on the next business day following, at 2:00 p.m., local time, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

               5. Notice of Annual Meeting. Written notice stating the date, place and hour of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the records of the corporation, at least fifteen days prior to the meeting.

               6. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote at a meeting of stockholders on a particular matter, present in person or represented by proxy, shall constitute a quorum for the decision with respect to such matter except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 7. Voting of Shares. At every meeting of the stockholders, each stockholder having the right to vote on a particular matter shall be entitled to vote on such matter in person, or by proxy, appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such proxy provides for a longer period. Each stockholder shall have one vote on a particular matter for each share of stock having voting power with respect to such matter, registered in his or her name on the books of the corporation, except that no share of stock shall be voted at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. When a quorum of stockholders entitled to vote on a particular matter brought before any meeting is present at such meeting, the vote of the holders of a majority of the shares of stock having voting power with respect to such matter, present in person or represented by proxy, shall decide such matter, unless the matter is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such matter.

               8. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

              9. Notice of Special Meetings. Written notice stating the time and place of a special meeting of stockholders, and the purpose or purposes for which the meeting is called, shall be mailed, postage prepaid, at least ten (10) but not more than sixty (60) days before the date of such meeting, to each stockholder entitled to vote thereat at such address as appears on the records of the corporation. Business transacted at any special meeting of stockholders shall be confined to the purposes stated in the notice.


                                DIRECTORS


             10. General Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders or by others.

              11. Number. The number of directors which shall constitute the whole board shall be nine (9). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 13 of these Bylaws, and each director elected shall hold office until his or her successor is elected and qualified. The number of directors may be increased or decreased from time to time by amendment to this Section, adopted by the stockholders or Board of Directors, but no decrease shall have the effect of shortening the term of an incumbent director.

               12. Office. The directors may hold their meetings and have one or more offices outside of Delaware, at the office of the corporation in the City of Oshkosh, Wisconsin, or at such other places as they may from time to time determine.

               13. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

             14. Removal. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. The provisions of this Section 14 shall apply, in respect to the removal without cause of a director or directors elected by the holders of any class of stock voting as a separate class, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.


                                   COMMITTEES

             15.01 Executive Committee. The Board of Directors, by resolution passed by a majority of the whole board, shall elect the Executive Committee, composed of five (5) or more members, all of whom shall be directors of the corporation. The board may designate one or more directors as alternate members, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Executive Committee shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation, if any, to be affixed to all papers which may require it, except that the Executive Committee shall not have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless a resolution of the Board of Directors adopted within the preceding 12 months shall expressly so provide, the Executive Committee shall not have the power or authority to declare a dividend or to authorize the issuance of stock.

               15.02 Audit Committee. The Board of Directors, by resolution passed by a majority of the whole board, shall elect the Audit Committee, composed of three (3) members, all of whom shall be directors, and at least two (2) of whom shall be persons who are not officers or employees of the corporation and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as members of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of all business of the committee. The Audit Committee shall provide assistance to the directors in fulfilling their responsibilities relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In assisting the directors in carrying out these responsibilities, the Audit Committee shall have the following powers, duties and functions:

                 (a)   To review the corporation's accounting
                       functions, operations and management;

                 (b)   To consider and review the adequacy and
                       effectiveness of the corporation's internal controls, record keeping and internal auditing methods and procedures;

                 (c) To consider and recommend to the board of directors for appointment independent auditors for the corporation;

                 (d) To meet and consult with the independent auditors and with the corporation's financial and accounting personnel and internal auditors;

                 (e)   To review and approve the scope of the
                       annual independent audit and the budget for independent audit fees;

                 (f)   To review with the independent auditors
                       their report of the audit; and

                 (g) To report, from time to time, to the board of directors on the activities and findings of the Audit Committee and to make recommendations to the board based on such findings.

                15.03 Nominating Committee. The Board of Directors, by resolution passed by a majority of the whole board, shall elect the Nominating Committee, composed of at least five (5) members, all of whom shall be directors and at least two (2) of whom shall be persons who are not officers or employees of the corporation. A majority of the members of the Nominating Committee shall constitute a quorum for the transaction of all business of the committee. The Nominating Committee shall have the following powers, duties and functions:

                 (a)   To seek out and consider individuals to
                       serve as directors of the corporation;

                 (b)   To make recommendations to the Board of
                       Directors regarding the total size and frequency of meetings of the Board of Directors;

                 (c)   To recommend to the Board of Directors
                       candidates for election to the board and to fill any vacancies that occur between annual meetings; and

                 (d)   To make recommendations to the Board of
                       Directors regarding compensation of board members for serving on the board and for board and committee meetings attended.

                15.04 Retirement Plan Committee. The Board of Directors, by resolution passed by a majority of the whole board, shall elect the Retirement Plan Committee, composed of at least three (3) members, all of whom shall be directors of the corporation. A majority of the members of the Retirement Plan Committee shall constitute a quorum for the transaction of all business of the committee. The Retirement Plan Committee shall have general oversight responsibilities with respect to (a) the administration of all employee welfare benefit plans and all employee pension and profit sharing retirement benefit plans of this Corporation (the "Welfare and Pension Plans"), and (b) the investment management of all funded Welfare and Pension Plans.

                 15.05 Compensation Committee. The Board of Directors, by resolution passed by a majority of the whole board, shall elect the Compensation Committee, composed of at least three (3) members, all of whom shall be directors and at least a majority of whom shall be persons who are not employees of the corporation. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of all business of the committee. The Compensation Committee shall make recommenda-tions to the Board of Directors concerning the compensation of officers and corporate department directors.


                 15.06 Other Committees. The Board of Directors, by resolution passed by a majority of the whole board, may designate other committees, each committee to consist of three (3) or more directors of the corporation and to have such duties and powers as the resolution may specify.


                              COMPENSATION OF DIRECTORS

                 16. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                 MEETINGS OF DIRECTORS

                 17. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

                 18. Regular Meetings. Regular meetings of the Board of Directors may be held within or without the State of Delaware, without notice, at such time and place as shall from time to time be determined by the board.

                 19. Special Meetings. Special meetings of the board may be held within or without the State of Delaware and may be called by the president on forty-eight (48) hours notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

                 20. Quorum. At all meetings of the board, a majority of the number of the directors elected in accordance with these bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate or incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                 21. Action By Written Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the board or committee.

                 22. Participation By Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


                                     OFFICERS

                 23.01 Number. The principal officers of the corporation shall be a Chairman of the Board, a Vice-Chairman of the Board, a President, an Executive Vice President, one or more other Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may designate one or more of the Vice Presidents as Senior Vice Presidents. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person unless the certificate of incorporation or these Bylaws otherwise provide.

                  23.02 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

                  23.03 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appoint-ment shall not of itself create contract rights.

                  23.04 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

                  23.05 Chairman of the Board. The Chairman of the Board shall call meetings of the Board of Directors, and he shall, when present, preside at all meetings of the shareholders and of the Board of Directors.
Specifically, he shall have the power to supervise the activities of and to prescribe the powers and duties of the Vice Chairman of the Board, he shall be responsible for providing high-level support to the President and the Executive Vice President as and when requested, and he shall perform such other duties as may be prescribed by the Board of Directors from time to time.

                  23.06 Vice-Chairman of the Board. The Vice-Chairman of the Board shall preside at all meetings of the Board of Directors when the Chairman of the Board is absent. In addition he shall be responsible for providing high-level support for special projects and activities, he shall represent the corporation in various civic and trade organizations, and shall perform such other duties as may from time to time be assigned to him by the Chairman of the Board and the Board of Directors.

                  23.07 President. The President shall be the chief executive officer of the corporation and subject to the control and direction of the Board of Directors, shall have general direction and control over the policies and affairs of the corporation. Specifically, he shall have the power to supervise the activities of and to prescribe the powers and duties of the Executive Vice President (except as the Executive Vice President's powers and duties are hereinafter specifically defined), the Vice President of Finance, the Vice President of International Sales and Marketing, the Director of Licensed Products, the Director of Retail Operations, the Director of
Corporate Marketing and Planning, the President of Essex Outfitters, Inc. and Vice President and General Manager of Absorba, Inc. He shall report to the Board and keep the Board informed concerning the affairs and conditions of the corporation's business. He shall, in the absence or incapacity of the Chairman of the Board, perform the functions of the Chairman of the Board except those functions assigned to the Vice Chairman of the Board by these Bylaws.

             23.08 Executive Vice President. The Executive Vice President shall be the chief operating officer of the corporation. He shall report directly to the President. Specifically, he shall have the power to supervise the activities and to prescribe the powers and duties of the Vice President of Manufacturing, the Vice President of Sales, the Vice President of Human Resources, the Vice President of Management Information Systems, and the Directors of Distribution and Finishing Services, Manufacturing Support, Quality, and Merchandising. He shall be primarily responsible for achieving the short-term and operational objectives of the corporation. He shall also perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He shall, in the absence or incapacity of the President, perform all duties and functions and exercise all powers of the President.

              23.09 The Vice Presidents. Each Vice President shall perform such duties as from time to time may be assigned to him by that officer who has supervisory power over him. Vice Presidents may by their election have charge and supervision of designated divisions, departments or portions of the corporation's business.

              23.10 Shared Functions. Except in cases where the signing and execution thereof is expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the corporation, or is required by law to be otherwise signed or executed, the President and the Executive Vice President shall each have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, each of them acting alone may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead.

               23.11 The Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) sign with another appropriate officer, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (e) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board of Directors.

               23.12 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation, and deposit such monies in the name of the corporation in such banks, trust companies or other depositories as shall have been duly selected; and (c) in general perform all of the duties incident to the office of Treasurer. The Treasurer shall also perform such other duties and exercise such other authority as from time to time may be assigned to him by the Chairman of the Board or the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

               23.13 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with another appropriate officer, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the President or the Board of Directors.

              23.14 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

              23.15 Additional Officers. Any additional officers not specified above shall have only such authority, duties and responsibilities as shall be specifically authorized and designated by the Board of Directors.

              23.16 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a committee of the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                [Sections 24-34 are intentionally omitted.]


                  CERTIFICATES OF STOCK AND THEIR TRANSFER

               35. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, representing the number of shares owned by him or her in the corporation. The powers, designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the power, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions on such preferences and/or rights.

             36. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

             37. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                               CLOSING OF TRANSFER BOOKS

              38. In General. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders, or adjournment thereof, or to express consent to corporate action in writing without a meeting, or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting or adjournment or action by consent of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

              39. List of Stockholders Available for Inspection. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares regis-tered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


                              REGISTERED STOCKHOLDERS

            40. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                    LOST CERTIFICATES

             41. The corporation, acting by its President or any Senior Vice President or its Vice President of Finance may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the corporation, acting by its President or any Senior Vice President or its Vice President of Finance may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the corporation shall require and/or to give the corporation a bond in such sum as the corporation may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                                      CHECKS

             42. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                     FISCAL YEAR

             43. The fiscal year shall begin the first day of January in each year.


                                       DIVIDENDS

             44. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

                   Before payment of any dividend, there may be set aside out of funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation; and the directors may modify or abolish any such reserve in the manner in which it was created.


                              DIRECTORS' ANNUAL STATEMENT

              45. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


                                       NOTICES

              46. Notice. Whenever, under the provisions of the Delaware Statutes or of the certificate of incorporation or these bylaws, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail with postage prepaid thereon, addressed to such stockholder, officer or director at such address as appears on the records of the corporation, or in default of other address, to such director, officer or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notice to directors may also be given by telegram.

              47. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    AMENDMENTS

              48. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the shareholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the shareholders to adopt, amend or repeal by-laws.


                     INDEMNIFICATION OF OFFICERS AND DIRECTORS

               49.   Mandatory Indemnification

               (1) Subject to the conditions and limitations set forth hereinafter in this Section 49 and the corporation's certificate of incorporation, the corporation shall, to the fullest extent permitted by the Delaware General Corporation Law as it may then be in effect, indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative or investigative, whether predicated on foreign, federal, state or local law and whether formal or informal (collectively, "action(s)"), by reason of his status as, or the fact that he is, was or has agreed to become, a director and/or an executive officer (collectively, "executive(s)") of the corporation, and/or is or was serving or has agreed to serve as an executive of another corporation, partnership, joint venture, employee benefit plan, trust or other similar enterprise affiliated with the corporation, except with respect to any executive who is serving or has agreed to serve as an executive of any subsidiary of the corporation which is excluded from this Section 49 from time to time or at any time by the board of directors of the corporation (any and/or all of which are referred to in this Section 49 as an "affiliate"), and as to acts performed in the course of such executive's duty to the corporation and/or to an affiliate, against:

              (i) expenses, fees, costs and charges including, without limitation, attorneys' fees and disbursements (collectively, "expenses") reasonably incurred by or on behalf of an executive in connection with any action (including, without limitation, in connection with the investigation, defense, settlement or appeal of such action:), no matter by whom brought, including, without limitation, actions brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder (collectively, "securities law action(s)"); provided, that it is not determined pursuant to Paragraph B of this Section 49, or by the court before which such action was brought, that:

              (A) the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the corporation,

              (B) with respect to criminal actions, the executive had reasonable cause to believe his conduct was unlawful, and

              (C) with respect to securities law action, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and its stockholders;

              (ii) subject to the restrictions set forth in Subparagraph (3) hereof, amounts incurred by an executive in settlement of any action, no matter by whom brought, including, without limitation, securities law actions; provided, that it is not determined pursuant to Paragraph B of this Section 49, or by the court before which such action was brought, that:

               (A) such settlement was not in the best interests of the corporation and its stockholders,

               (B) the amount incurred by the executive in such settlement was unreasonable (to a material extent) in light of all of the circumstances of such action, or intentional misconduct in the performance of his duty to the corporation, and

               (C) the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the corporation, and

                (D) with respect to securities law action, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and its stockholders; and

                (iii) subject to the restrictions set forth in Subparagraph (3) hereof, judgments, fines, penalties or other amounts incurred by an executive pursuant to an adjudication of liability in connection with any action, including, without limitation, securities law action;
provided, that it is not determined pursuant to Paragraph B of this
Section 49, or by the court before which such action was brought, that:

                (A) the executive engaged in criminal, a fraudulent or intentional misconduct in the performance of his duty to the corporation,

                (B) with respect to securities law actions, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and its stockholders, and

                (C) with respect to criminal actions, the executive had reasonable cause to believe his conduct was unlawful and that he otherwise did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and its stockholders

            (2) To the extent an executive of the corporation and/or of an affiliate has been successful on the merits or otherwise in connection with any action, no matter by whom brought (including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such action where the executive does not pay, incur or assume any material liability) or in connection with any claim, issue or matter therein, he shall be indemnified by the corporation against expenses reasonably incurred by or on behalf of him in connection therewith. The corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Paragraph D) to the executive (or to such other person or entity as such executive may designate in writing to the corporation) upon the executive's written request therefor without regard to the provisions of Paragraph B.

             (3) Notwithstanding the provisions of Subparagraph (1) hereof, no indemnification shall be made to an executive by the corporation for monetary damages incurred by the executive pursuant to an action brought by or in the right of the corporation to procure a judgment in its favor (sometimes hereinafter referred to as "derivative action(s)") or an action brought by a stockholder of the corporation if it is determined pursuant to Paragraph B of this Section 49, or by the court before which such action was brought, that:

            (i) The executive breached his duty of loyalty to the corporation or its stockholders;

            (ii) The executive committed acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law;

           (iii) The executive engaged in any willful or negligent conduct in paying dividends or repurchasing stock of the corp-oration out of other than lawfully available funds; or

            (iv) The executive derived any improper personal benefit from any transaction, unless such improper personal benefit is determined to be immaterial in light of all the circumstances of such action.

            (4) In the event an executive is or was serving as an executive, trustee, fiduciary, administrator, employee or agent of an employee benefit plan sponsored by or otherwise associated with the corporation and incurs expenses, amounts in settlement or judgments, fines, penalties or other amounts, including, without limitation, any excise tax or penalty assessed with respect to the employee benefit plan by reason of an action having been brought, or having been threatened, against such executive because of his status as such an executive, trustee, fiduciary, administrator, employee or agent of such plan or by reason of his performing duties in any such capacity, the corporation shall indemnify and hold harmless the executive against any and all of such reasonable amounts; provided, it is not determined pursuant to Paragraph B of this Section 49, or by the court before which such action was brought, that the executive's conduct with respect to such employee benefit plan was for a purpose he did not reasonably believe to be in the interests of the participants in and beneficiaries of such plan.

             B.    Right to Indemnification:  How Determined.

            (1) Except as otherwise set forth in this Paragraph B, any indemnification to be provided to an executive by the corporation under Paragraph A of this Section 49 upon the final disposition or conclusion of an action (or a claim, issue or matter associated with such an action), unless otherwise ordered by the court before which such action was brought, shall be paid by the corporation (net of all amounts, if any, previously advanced to the executive pursuant to Paragraph D) to the executive (or to such other person or entity as the executive may designate in writing to the corporation) within sixty (60) days after the receipt of the executive's written request therefor, which request shall include a comprehensive accounting of amounts for which indemnification is being sought and shall reference the provision(s) of this Section 49 pursuant to which such claim is being made.

                 Notwithstanding the foregoing, the payment of such requested amounts may be denied by the corporation in the event:

                  (i) the Board of Directors of the corporation by a majority vote thereof determines that such payment, in whole or in part, would not be in the best interests of the corp-oration and its stockholders and would contravene the terms and conditions of this Section 49, or

                  (ii) a majority of the directors of the corporation are a party in interest to such an action.

                  In either of such events, the Board of Directors of the corporation shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the executive has met the applicable standard(s) of conduct under Paragraph A of this Section 49 and, therefore, whether indemnification of the executive is proper pursuant to this
Section 49. Such independent determination shall be made by a panel of three arbitrators in Oshkosh, Wisconsin, in accordance with the rules then prevailing of the American Arbitration Association, or, at the option of the executive, by an independent legal counsel mutually selected by the Board of Directors of the corporation and the executive (such panel of arbitrators and/or independent legal counsel being hereinafter referred to as "authority").

                  In any such determination there shall exist a rebuttable presumption that the executive has met such standard(s) of conduct and is therefore entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation.

                  If a panel of arbitrators is to be employed hereunder, one of such arbitrators shall be selected by the Board of Directors of the corporation by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such action (or, if such a quorum is not obtainable, by an independent legal counsel chosen by the Board of Directors of the corporation), the second by the executive(s) who claim entitlement to indemnification under this Section 49 and the third by the previous two arbitrators.

                 The authority shall make its determination within sixty (60) days of being selected and shall simultaneously submit a written opinion of its conclusions to both the corporation and the executive and, in the event the authority determines that the executive is entitled to be indemnified for any amounts pursuant to this Section 49, the corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Paragraph D), including interest thereon as provided in Paragraph E, to the executive (or to such other person or entity as the executive may designate in writing to the corporation), within ten (10) days of receipt of such opinion.

            (2) An executive may, either before or within two years after a determination, if any, has been made by the authority petition any court of competent jurisdiction to determine whether the executive is entitled to indemnification under this Section 49 and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination.

             The court shall make an independent determination of whether the executive is entitled to indemnification as provided under this Section 49, irrespective of any prior determination made by the authority; provided, however, that there shall exist a rebuttable presumption that the executive has met the applicable standard(s) of conduct and is therefore entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation.

              In the event the court determines that the executive is entitled to be indemnified for any amounts pursuant to the terms and conditions of this
Section 49, unless otherwise ordered by such court, the corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Paragraph D), including interest thereon as provided in Paragraph E, to the executive (or to such other person or entity as the executive may designate in writing to the corporation) within ten (10) days of the rendering of such determination.

              The executive shall pay all expenses incurred by such executive in connection with the judicial determination provided in this Subparagraph (2), unless it shall ultimately be determined by the court that he is entitled to be indemnified, in whole or in part, by the corporation as authorized in this
Section 49. All expenses incurred by the executive in connection with any subsequent appeal of the judicial determination provided for in this Subparagraph (2) shall be paid by the executive regardless of the disposition of such appeal.

          (3) Except as otherwise set forth in this Paragraph B, the expenses associated with the indemnification process set forth in this Paragraph B, including, without limitation, the expenses of the authority selected hereunder, shall be paid by the corporation.

          C. Termination of an Action is Nonconclusive. The termination of any action, no matter by whom brought, including, without limitation, securities law actions, by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the executive has not met the applicable standard(s) of conduct set forth in Paragraph A.

          D.    Advance Payment.

         (1) Expenses reasonably incurred by or on behalf of an executive in connection with any action (or claim, issue or matter associated with such action), no matter by whom brought, including, without limitation, securities law actions, shall be paid by the corporation to the executive (or to such other person or entity as the executive may designate in writing to the corpo-ration) in advance of the final disposition or conclusion of such action (or claim, issue or matter associated with such action) upon the receipt of the executive's written request therefor; provided, the following conditions are satisfied:

         (i) the executive has first requested in advance of such expenses in writing (and delivered a copy of such request to the corporation) from the insurance carrier(s) to whom a claim has been reported under an insurance policy purchased by the corp-oration, if any, as provided under Paragraph G of this Section 49 and each such insurance carrier has declined to make such an advance;

         (ii) the executive furnishes to the corporation an executed written certificate affirming his good faith belief that he has met the applicable standard(s) of conduct set forth in Paragraph A of this Section 49;

        (iii) the executive furnishes to the corporation an executed written agreement to repay any advances made under this Paragraph D if it is ultimately determined that such executive is not entitled to be indemnified by the corporation for such amounts pursuant to this Section 49.

         (2) In the event the corporation makes an advance of expenses to an executive pursuant to this Paragraph D, the corporation shall be subrogated to every right of recovery the executive may have against any insurance carrier from whom the corporation has purchased insurance for such purpose.

          E.    Partial Indemnification:  Interest.

          (1) In the event it is determined by the authority pursuant to Paragraph B of this Section 49, or by the court before which such action was brought, that an executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any action, no matter by whom brought, including, without limitation, securities law actions, the authority (or the court) shall authorize the reasonable proration (and payment by the corporation) of such expenses, judgments, penalties, fines and/or amounts incurred in settlement with respect to which indemnification is sought by the executive, among such claims, issues or matters as the authority (or the court) shall deem appropriate in light of all of the circumstances of such action.

          (2) In the event it is determined by the authority, or by the court before which such action was brought pursuant to Paragraph B of this
Section 49, that certain amounts incurred by or on behalf of an executive are for whatever reason unreasonable in amount, the authority (or the court) shall authorize indemnification to be paid by the corporation to the executive for only such amounts as the authority (or the court) shall deem reasonable in light of all of the circumstances of such action.

          (3) To the extent deemed appropriate by the authority pursuant to Paragraph B, or by the court before which such action was brought, interest shall be paid by the corporation to an executive, at a reasonable interest rate, for amounts for which the corporation indemnifies the executive.

           F. Nonexclusivity of Section 49. The right to indemnification provided to an executive by this Section 49 shall not be deemed exclusive of any other rights to indemnification or the advancement of expenses to which any executive may be entitled under any charter provision, by-law, agreement, resolution, vote of stockholders or disinterested directors of the corporation or otherwise, including, without limitation, under Delaware General Corporation Law Section 145 as it may then be in effect, both as to acts in his official capacity as such executive or other employee or agent of the corporation or of an affiliate or as to acts in any other capacity while holding such office or position, and the terms and provisions of this Section 49 shall continue as to any executive who has ceased to be an executive or other employee or agent of the corporation and/or of an affiliate, and such terms and provisions shall inure to the benefit of the heirs executors and administrators of such executive.

          G.    Insurance.

         (1) The corporation may purchase and maintain insurance on behalf of an executive, against any liability asserted against him and/or incurred by or on behalf of him, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 49 or under Delaware General Corporation Law Section 145 as it may then be in effect. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the corporation or any executive under this Section 49. Such insurance may, but need not, be for the benefit of all executives of the corporation and those serving as an executive of an affiliate.

         (2) In the event an executive shall receive payment from any insurance carrier or from the plaintiff in any action against such executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the corporation pursuant to this
Section 49, such executive shall promptly reimburse the corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the corporation to such executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to such executive hereunder.

                In addition, upon payment of indemnified amounts under this
Section 49, the corporation shall be subrogated to such executive's rights against any insurance carrier in respect of such indemnified amounts and the executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the corporation shall deem necessary or advisable to secure such rights. The executive shall do nothing to prejudice such rights of recovery or subrogation.

          H. Witness Expenses. Upon an executive's written request, the corporation shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by an executive in connection with his appearance as a witness in any action at a time when he has not been formally named a defendant or respondent to such an action.

          I.    Contribution.

         (1) In the event the indemnity provided for in Paragraph A of this Section 49 is unavailable to an executive for any reason whatsoever, the corporation, in lieu of indemnifying the executive, shall contribute to the amount reasonably incurred by or on behalf of the executive, whether for judgments, fines, penalties, amounts incurred in settlement and/or for expenses, in connection with any action, no matter by whom brought, including without limitation, securities law actions, in such proportion as deemed fair and reasonable by the authority pursuant to Paragraph B hereof, or by the court before which such action was brought, taking into account all of the circumstances of such action, in order to reflect:

           (i) the relative benefits received by the corporation and the executive as a result of the event(s) and/or transaction(s) giving cause to such action, and/or

           (ii) the relative fault of the corporation (and its other executives, employees and/or agents) and the executive in connection with such event(s) and/or transaction(s).

           (2) An executive shall not be entitled to contribution from the corporation under this Paragraph I in the event it is determined by the authority pursuant to Paragraph B, or by the court before which such action was brought, that the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the corporation or otherwise violated the provisions of Paragraph A(3) of this Section 49.

           (3) The corporation's payment of, and an executive's right to, contribution under this Paragraph I shall be made and determined in accordance with the provisions in Paragraph B of this Section 49 relating to the corporation's payment of, and the executive's right to, indemnification under this Section 49.

            J. Severability. If any provision of this Section 49 shall be deemed invalid or inoperative, or in the event a court of competent jurisdiction determines that any of the provisions of this Section 49 contravene public policy, this Section 49 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the corporation, be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the corporation shall indemnify an executive as to reasonable expenses, judgments, fines and amounts incurred in settlement with respect to any action, no matter by whom brought, including securities law actions, to the full extent permitted by an applicable provision of this Section 49 that shall not have been invalidated and to the full extent otherwise permitted by the Delaware General Corporation Law as it may then be in effect.

            K. Amendment. This Section 49 may only be altered or repealed by the affirmative vote of not less than two-thirds of the stockholders of the corporation so entitled to vote; provided, however, that stockholder approval shall not be required if any such alteration or amendment;

            (1) is made in order to conform to any amendment or revision of the Delaware General Corporation Law which expands an executive's rights to indemnification thereunder or is otherwise beneficial to the executive, or

            (2) in the sole judgment and discretion of the board of directors, does not materially adversely affect the rights and protections of the stockholders of the corporation.